Exhibit 5.1

COX | SMITH
May 12, 2009
Jeffrey C. Gifford

Harte-Hanks, Inc. 200 Concord Plaza Ste 800 San Antonio, Texas 78216	jcgifford@coxsmith.com 210.554.5560

OPINION OF COX SMITH MATTHEWS INCORPORATED

Re:	Registration Statement on Form S-8 for the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan

Gentlemen:

We have acted as counsel to Harte-Hanks, Inc., a Delaware corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance of up to 4,600,000 additional shares (the “Shares”) of the common stock, par value $1.00 per share (“Common Stock”), of the Company. The Shares are issuable pursuant to the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan, as amended (the “Plan”).

The law covered by the opinions expressed below is limited solely to the Delaware General Corporation Law.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, by such parties, and the execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth.

We have further assumed that:

(i)	all applicable state and federal securities laws will have been complied with, as of any option exercise date with respect to the Plan;

(ii)	the Shares issuable upon exercise of the options or other incentive grants granted under the Plan will be validly authorized and available for issuance (as of the date hereof, there is a sufficient number of Shares authorized, unissued and reserved to cover the issuance of the maximum number of Shares currently provided for under the Plan);

(iii)	the options or other incentive grants granted under the Plan will be exercised in accordance with the terms of the Plan and any other applicable documents;

(iv)	the options or other incentive grants granted under the Plan will be evidenced by appropriate instruments properly executed and delivered; and

(v)	on the date of exercise, the options or other incentive grants granted under the Plan (and all documents related thereto) will be duly executed, as applicable, authorized, issued and delivered; will constitute the valid and binding obligation of the Company enforceable in accordance with their respective terms; and will be entitled to the benefits provided by the Plan.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares issuable upon exercise of options or other stock incentive grants to be granted under the Plan will, if, as, and when such Shares are distributed in the manner contemplated by the Plan, be legally issued, fully paid and non-assessable shares of common stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, the general rules and regulations of the Commission promulgated thereunder or any similar provision of any state securities laws or regulations.

Very truly yours,

COX SMITH MATTHEWS INCORPORATED

By:	/s/ Jeffrey C. Gifford
Jeffrey C. Gifford
For the Firm